SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2003

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	1-14795	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

44 Church Street

P.O. Box HM2064

Hamilton HM HX, Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (441) 295-5688

American Safety Insurance Group, Ltd.

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

(a) On October 6, 2003, the registrant issued a news release, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

The exhibits to this report are listed in the Exhibit Index on page E-1, which is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SAFETY INSURANCE HOLDINGS, LTD. (Registrant)

Dated: October 14, 2003	By:	/s/ Stephen R. Crim
Stephen R. Crim President and Chief Executive Officer

EXHIBIT INDEX

4.1	Amended and Restated Trust Agreement of American Safety Capital Trust II dated as of September 30, 2003 among American Safety Holdings Corp. as depositor, JPMorgan Chase Bank, as Property trustee, Chase Manhattan Bank, USA, National Association, as Delaware trustee, and Steven B. Mathis, Stephen R. Crim and Fred J. Pinckney, as administrators.

4.2	Junior Subordinated Indenture dated as of September 30, 2003 between American Safety Holdings Corp. and JPMorgan Chase Bank, as trustee.

4.3	Guarantee Agreement dated as of September 30, 2003 among American Safety Holdings Corp., as guarantor, American Safety Insurance Holdings, Ltd., as parent guarantor and JPMorgan Chase Bank, as guarantee trustee.

4.4	Common Securities Subscription Agreement dated as of September 30, 2003 between American Safety Holdings Corp. and American Safety Capital Trust II, together as offerors.

10.1	Purchase Agreement dated as of September 30, 2003 among American Safety Insurance Holdings, Ltd., American Safety Holdings Corp. and American Safety Capital Trust II, together as sellers, and Dekania CDO I, Ltd., as purchaser.

99.1	Press Release of American Safety Insurance Holdings, Ltd. issued October 6, 2003.